77Q1(e)(1)

Amendment No. 1 to Management Agreement
between American Century Government Income
Trust and American Century Investment
Management, effective as of April 10, 2017
(filed electronically as Exhibit d2 to Post-
Effective Amendment No. 75 to the Registration
Statement of the Registrant on April 7, 2017,
File No. 2-99222 and incorporated herein by reference).